UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2023

RumbleOn, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38248	46-3951329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 W. Walnut Hill Lane Irving, Texas	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 771-9952

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2023, RumbleOn, Inc. (the “Company” or “RumbleOn”) appointed Blake Lawson as the Company’s Chief Financial Officer, effective January 19, 2023 (the “Effective Date”).

Mr. Lawson, 51, previously served as Chief Financial Officer for the RideNow group of powersports retailers, and the Coulter Automotive Group, since 2020. Before RideNow, Mr. Lawson served in several key financial roles, including Chief Financial Officer for American Powersports since 2011, Corporate Controller since 2006 and he began his powersports experience as a consultant and trainer for ADP “Lightspeed” from 2001 through 2006. Mr. Lawson holds a Bachelor of Arts from the University of Utah, and a Master of Business Administration from the Thunderbird School of Global Management. Mr. Lawson has been a certified public accountant (CPA) since 2015. In his role as RumbleOn’s Chief Financial Officer, Mr. Lawson will be responsible for leading RumbleOn’s financial strategy, accounting, tax, treasury, planning & analysis, and finance operations.

There are no related party transactions between the Company and Mr. Lawson which would require disclosure under Item 404 of Regulation S-K.

On January 19, 2023, the Company entered into an employment agreement with Mr. Lawson for his service as Chief Financial Officer (the “Employment Agreement”). The Employment Agreement has an initial term of two years and may be renewed from time to time. Pursuant to the Employment Agreement, Mr. Lawson will receive an annual salary of $350,000 and is eligible to receive an annual cash bonus of up to 100% of his base salary, subject to the achievement of the performance metrics adopted by the Board of Directors or the Compensation Committee. Pursuant to the Employment Agreement, all outstanding restricted stock units (“RSUs”) held by Mr. Lawson shall immediately vest at the Effective Time and Mr. Lawson will receive a signing bonus of 20,000 RSUs upon timely filing of the Company’s Form 10-K for the year ended December 31, 2022 (“Signing Grant”). The Signing Grant will vest in four equal quarterly installments beginning on April 1, 2023. In addition, Mr. Lawson is eligible to receive an annual grant of RSUs having a value equal to one times his annual base salary (“Annual Grants”). The Annual Grants will vest in equal quarterly installments over three years.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached to this report as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release announcing the appointment of Mr. Lawson is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Narinder Sahai’s service as the Company’s Chief Financial Officer ended on January 17, 2023. Provided Mr. Sahai complies with the provisions of Section 5(e) of his employment agreement, Mr. Sahai shall receive the payments described in such section. A copy of Mr. Sahai’s employment agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 1, 2022 and is incorporated herein by reference.

Mr. Sahai will stay on as a special advisor to the Company providing financing and treasury advice to facilitate an effective and efficient transition of the Chief Financial Officer position. Mr. Sahai will report directly to Marshall Chesrown. Mr. Sahai’s Special Advisor Agreement is attached as Exhibit 10.2 to this report and incorporated herein by reference.

Also, on January 18, 2023, Denmar Dixon provided the Board of Directors a letter of resignation as a director of the Company effective immediately. Mr. Dixon’s resignation letter did not express a disagreement with the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated January 19, 2023, between RumbleOn, Inc. and Blake Lawson.
10.2	Special Advisor Agreement, dated January 19, 2023, between RumbleOn, Inc. and Narinder Sahai.
99.1	Press release, dated January 20, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: January 20, 2023	By:	/s/ Marshall Chesrown
Marshall Chesrown
Chief Executive Officer

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